EXHIBIT 1.3

JAMES RIVER ESCROW INC.

$275,000,000 Principal Amount

7.875% Senior Notes due 2019

PURCHASE AGREEMENT

March 24, 2011

PURCHASE AGREEMENT

March 24, 2011

Deutsche Bank Securities Inc.
UBS Securities LLC
as Representatives for the initial purchasers
named in Schedule A hereto.

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

and

UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

James River Escrow Inc., a Delaware corporation (the “Issuer”), which is a direct wholly owned subsidiary of James River Coal Company, a Virginia corporation (the “Company”), proposes to issue and sell to the initial purchasers named in Schedule A annexed hereto (the “Initial Purchasers”) for whom Deutsche Bank Securities Inc. and UBS Securities LLC (the “Representatives”) are acting as representatives, $275,000,000 aggregate principal amount of its 7.875% Senior Notes due 2019 (the “Notes”).  Prior to its assumption of the obligations of the Issuer under the Notes and the Indenture (as defined below) and its execution and delivery of the Joinder (as defined below) on the date of the Escrow Closing (as defined below), the Company is a party to this agreement solely with respect to Sections 5(g), 6 and 10 herein.

The Notes are to be issued pursuant to an indenture (the “Indenture”) to be dated as of March 29, 2011, between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”).

At the time of purchase (as defined below), the Company will deposit, or cause the Issuer to deposit, the net proceeds of the issuance of the Notes together with an amount in cash that results in the total funds deposited into escrow (the “Escrow Funds”) being equal to 100% of the aggregate principal amount of the Notes (after giving effect to any original issuance discount), plus accrued and unpaid interest to, but excluding, June 1, 2011 (the “Escrow Redemption Date”) into an escrow account (the “Escrow Account”) pursuant to an escrow agreement, to be dated as of the time of purchase (the “Escrow Agreement”), among the Issuer, the Trustee, and U.S. Bank National Association, as escrow agent (in such capacity, the “Escrow Agent”).  Pursuant to the Escrow Agreement, the Issuer will grant a valid and perfected first priority security interest in the Escrow Account to the Trustee, in its capacity as Collateral Agent (the “Collateral Agent”), on behalf of the holders of the Notes.  The Collateral Agent and the Escrow Agent will enter into an account control agreement, to be dated as of the time of purchase (the “Account Control Agreement”).  The Escrow Funds will be released to the Company upon satisfaction of all conditions precedent, including the substantially concurrent consummation of the acquisition of International Resource Partners LP (“IRP”), to such release, as set forth in the Escrow Agreement (the “Escrow Closing”).  If the conditions set forth in the Escrow Agreement are not satisfied prior to the Escrow Redemption Date, the Issuer will redeem the Notes at a redemption price equal to 100% of the aggregate initial offering price of the Notes, plus accrued and unpaid interest to, but not including, the date of redemption.

On the date of the Escrow Closing, the Company will assume all of the Issuer’s obligations under the Notes and the Indenture.  On the date of the Escrow Closing, the subsidiaries of the Company, including, for the avoidance of doubt, IRP and its subsidiaries (the “Guarantors”) will provide unsubordinated guarantees of the obligations of the Company under the Indenture and the Notes (the “Guarantees”), and the Company and each Guarantor shall join this Agreement by execution of the joinder attached hereto as Exhibit F (the “Joinder”).  Unless the context otherwise requires, references to the Notes in this Agreement shall be deemed also to refer to the related Guarantees.

The Notes will be offered without being registered under the Securities Act of 1933, as amended (the “Act”), to “qualified institutional buyers” in compliance with the exemption from registration provided by Rule 144A under the Act (“Rule 144A”).

The holders of the Notes will be entitled to the benefits of a Registration Rights Agreement to be dated as of the time of purchase (as defined below) among the Issuer and the Initial Purchasers (the “Registration Rights Agreement”), pursuant to which the Issuer agrees to use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission (the “Commission”) registering the exchange of the Notes under the Act.  On the date of the Escrow Closing, the Company and each Guarantor shall join the Registration Rights Agreement by execution of a joinder agreement (the “RRA Joinder”), assuming all obligations of the Issuer thereunder on a joint and several basis.

The Issuer and the Company have furnished to you, for use by you in connection with the offering of the Notes, copies of a preliminary offering memorandum dated March 21, 2011 (the “Preliminary Memorandum”), and the Issuer and the Company will, on or before the second business day after the date hereof, prepare and furnish to you, for use by you in connection with the offering of the Notes, a final offering memorandum (the “Final Memorandum” and, with the Preliminary Memorandum, each a “Memorandum”), each of which Memoranda includes or will include, among other things, a description of the terms of the Notes, the terms of the offering and a summary description of the Issuer and the Company.  Any reference herein to the Preliminary Memorandum, Final Memorandum or Memorandum shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to either Memorandum shall be deemed to refer to and include the filing with the Commission of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the date of such Memorandum which are deemed to be incorporated by reference in such Memorandum.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (“NYSE”) is open for trading.  The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.  The term “or,” as used herein, is not exclusive.

The Issuer, the Company and the Guarantors hereby jointly and severally agree with the Initial Purchasers as follows:

1. Sale and Purchase.  Upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, the Issuer agrees to issue and sell to the respective Initial Purchasers and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Issuer the aggregate principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule A attached hereto, subject to adjustment in accordance with Section 9 hereof, in each case at a purchase price of 97.75% of the principal amount thereof, plus accrued and unpaid interest, if any, from March 29, 2011.

The Issuer shall not be obligated to deliver any of the Notes except upon payment for all of the Notes to be purchased as provided herein.

2. Payment and Delivery.  Payment of the purchase price for the Notes shall be made to the Issuer by Federal Funds wire transfer to the Escrow Account, against delivery of the Notes to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Initial Purchasers.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on March 29, 2011 (unless another time shall be agreed to by you and the Issuer or unless postponed in accordance with the provisions of Section 9 hereof).  The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.”  Electronic transfer of the Notes shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

For the purpose of expediting the checking of the certificates for the Notes by you, the Issuer agrees to make such certificates available to you for such purpose at least one full business day preceding the time of purchase.

Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Notes shall be made at the offices of Cravath, Swaine & Moore LLP at 825 Eighth Avenue, New York, NY 10019 at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Notes.

3. Representations and Warranties of the Issuer, the Company and the Guarantors.  Each of the Issuer, the Company and the Guarantors, jointly and severally, represents and warrants to and agrees with each of the Initial Purchasers that:

(a) as of its date, the Preliminary Memorandum did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the Applicable Time (as defined below), and, as amended or supplemented, as of the time of purchase, the Preliminary Memorandum, when taken together with the Pricing Term Sheet attached hereto as Exhibit E (the “Term Sheet”), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and as of its date, and, as amended or supplemented, as of the time of purchase, the Final Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer, the Company and the Guarantors make no representation or warranty in this Section 3(a) with respect to any statement contained in either Memorandum in reliance upon and in conformity with information concerning an Initial Purchaser and furnished in writing by or on behalf of such Initial Purchaser through the Representatives to the Issuer or the Company expressly for use in such Memorandum; each Incorporated Document, at the time such document was filed, or will be filed, with the Commission or at the time such document became or becomes effective, as applicable, conformed or will conform, in all material respects, with the requirements of the Exchange Act and did not or will not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as used herein, “Applicable Time” means 3:30 p.m., New York City time, on March 24, 2011;

(b) prior to the execution of this Agreement, none of the Issuer, the Company or any Guarantor has, directly or indirectly, offered or sold any Notes by means of, or used, in connection with the offer or sale of the Notes, any material or communication that would, assuming the Notes were to be offered publicly, constitute a “prospectus” (within the meaning of the Act), in each case other than (i) the Preliminary Memorandum, (ii) the Term Sheet, and (iii) any electronic road show or other written communications approved by the Representatives on behalf of the Initial Purchasers;

(c) the Company has an outstanding capitalization as set forth or incorporated by reference in the Preliminary Memorandum and the Final Memorandum; all of the issued and outstanding shares of capital stock of the Company, including shares of the common stock (the “Common Stock”) of the Company, $0.01 par value per share, and the Issuer have been duly authorized and are validly issued, fully paid and non-assessable;

(d) each of the Issuer and the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Preliminary Memorandum and the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Issuer, the Company and its other subsidiaries or their prospects, taken as a whole;

(e) to the knowledge of the Issuer and the Company, International Resource Partners LP (“IRP”) is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its formation, has the limited partnership power and authority to own its property and to conduct its business as described in the Preliminary Memorandum and the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that IRP’s failure to be so qualified or be in good standing would not have a material adverse effect on the Issuer, the Company and its other subsidiaries or their prospects, taken as a whole after giving effect to the acquisition of IRP;

(f) the Issuer and each other subsidiary of the Company and, to the knowledge of the Issuer and the Company, each subsidiary of IRP has been duly incorporated or organized, is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Preliminary Memorandum and the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Issuer, the Company and its other subsidiaries or their prospects, taken as a whole, or as it relates to IRP and its subsidiaries, the Company and its subsidiaries or their prospects, taken as a whole after giving effect to the acquisition of IRP; except as set forth in the Preliminary Memorandum and Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), all of the issued shares of capital stock or other ownership interests of the Issuer and each other subsidiary of the Company and, to the knowledge of the Issuer and the Company, each subsidiary of IRP have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or IRP, as applicable, free and clear of all liens, encumbrances, equities or claims;

(g) this Agreement has been duly authorized, executed and delivered by the Issuer and the Company and when executed, the Joinder will be duly authorized, executed and delivered by the Company and the Guarantors;

(h) the Indenture has been duly authorized by the Issuer, the Company and the Guarantors and, when executed and delivered by the Issuer and the Trustee, will be a legal, valid and binding agreement of the Issuer, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity;  on the date of the Escrow Closing, when the Company and the Guarantors have executed and delivered a supplemental indenture in the form attached to the Indenture for such purpose (the “Supplemental Indenture”), the Indenture will be a legal, valid and binding agreement of the Company and the Guarantors, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity;

(i) the Registration Rights Agreement has been duly authorized by the Issuer, the Company and the Guarantors and, when executed and delivered by the Issuer at the time of purchase, will be a legal, valid and binding agreement of the Issuer, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity; on the date of the Escrow Closing, when the Company and the Guarantors have executed and delivered the RRA Joinder, the Registration Rights Agreement will be a legal, valid and binding agreement of the Company and the Guarantors, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity;

(j) the Notes have been duly authorized by the Issuer and the Company and, when executed and delivered by the Issuer and duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will constitute legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture; on the date of the Escrow Closing, when the Company and the Guarantors have executed and delivered the Supplemental Indenture, the Notes will constitute legal, valid and binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture;

(k) the Escrow Agreement has been duly authorized by the Issuer and, when executed and delivered by the Issuer at the time of purchase, will constitute legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity;

(l) the terms of the Notes, the Indenture (including the Guarantees contained therein), the Escrow Agreement, the Account Control Agreement and the Registration Rights Agreement conform in all material respects to each description thereof contained in the Preliminary Memorandum, the Final Memorandum and the Term Sheet;

(m) at the time of purchase, the Exchange Notes (as defined in the Registration Rights Agreement) and the Private Exchange Notes (as defined in the Registration Rights Agreement) will be duly authorized by the Issuer and the Company and, when executed and delivered by the Issuer and duly authenticated in accordance with the terms of the Exchange Offer (as defined in the Registration Rights Agreement) and the Indenture, will constitute legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture; on the date of the Escrow Closing, when the Company and the Guarantors have executed and delivered the Supplemental Indenture, the Exchange Notes and the Private Exchange Notes will constitute legal, valid and binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture;

(n) when the Notes are issued pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A) as securities that are listed on a national securities exchange registered pursuant to Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(o) neither the Issuer, the Company nor any “affiliate” (as defined in Rule 501(b) of Regulation D under the Act, an “Affiliate”) of the Issuer or the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Act), which sale, offer, solicitation or negotiation is or will be integrated with the offer or sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) offered, solicited offers to buy or sold the Notes by any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act;

(p) assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 hereof and their compliance with their agreements set forth therein, (i) it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers pursuant to this Agreement to register the Notes under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and (ii) it is not necessary in connection with the offer, sale and delivery of the Notes by the Initial Purchasers to such persons and in such manner as are contemplated by the Preliminary Memorandum and the Final Memorandum to register the Notes under the Act or to qualify the Indenture under the Trust Indenture Act;

(q) the execution and delivery (x) at the time of purchase, by the Issuer of this Agreement, the Indenture (including the Guarantees contained therein), the Notes, the Registration Rights Agreement and the Escrow Agreement and by the Company of this Agreement (y) on the date of the Escrow Closing, by the Company and each Guarantor, to the extent a party thereto, of the Joinder, the Supplemental Indenture, the Notes and the RRA Joinder and (z) on the date of its execution, by the Company of the Purchase Agreement, dated March 6, 2011 (the “Purchase Agreement”), between the Company, International Resource Partners GP LLC, Lightfoot Capital Partners, LP, Kayne Energy Development Company, Tortoise Capital Resources Corp., International Industries, Inc. (collectively, the “Sellers”) and International Resource Partners GP LLC as Agent (“Agent”), and, to the knowledge of the Issuer and the Company, by the Sellers and Agent of the Purchase Agreement did not, and the performance by the Issuer, the Company and each Guarantor, as applicable, of their respective obligations under this Agreement, the Joinder, the Indenture (including the Guarantees contained therein), the Supplemental Indenture, the Notes, the Registration Rights Agreement, the RRA Joinder, the Escrow Agreement, and the Purchase Agreement (including the issuance and sale of the Notes and the issuance of the Guarantees, and, if applicable, the Exchange Notes and the Private Exchange Notes and the guarantees related thereto) and, to the knowledge of the Issuer and the Company, by the Sellers and Agent of their obligations under the Purchase Agreement will not contravene (i) any provision of applicable law or the articles of incorporation, by-laws, limited partnership agreement or operating agreement of the Issuer, the Company and the Guarantors, IRP and its subsidiaries, the Sellers or Agent, as applicable, (ii) any agreement or other instrument binding upon the Issuer, the Company or any of the Guarantors, IRP or any of its subsidiaries, the Sellers or Agent, as applicable, that is material to the Company and its subsidiaries, taken as a whole, or as it relates to IRP and its subsidiaries, the Sellers and Agent, that is material to the Company and its subsidiaries taken as a whole after giving effect to the acquisition of IRP, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer, the Company and the Guarantors, IRP and its subsidiaries, the Sellers or Agent, as applicable;

(r) no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuer, the Company and the Guarantors of their respective obligations under this Agreement, the Joinder, the Indenture (including the Guarantees contained therein), the Supplemental Indenture, the Notes, the Registration Rights Agreement, the RRA Joinder, the Escrow Agreement or the Purchase Agreement to the extent a party thereto, or, to the knowledge of the Issuer and the Company, by the Sellers and Agent of their obligations under the Purchase Agreement, except (i) such as may be required by the securities or Blue Sky laws of the various states in connection with the issuance and sale of the Notes, (ii) the filing with the Commission of, and the order of the Commission declaring effective, the Exchange Offer Registration Statement, or, if required, the Shelf Registration Statement (each as defined in the Registration Rights Agreement) and (iii) the qualification of the Indenture under the Trust Indenture Act in connection with the transactions contemplated by the Registration Rights Agreement;

(s) the execution and delivery (x) at the time of purchase, by the Issuer and (y) on the date of the Escrow Closing, by the Company and the Guarantors of, and the performance by the Issuer, the Company and the Guarantors of their respective obligations under, the Indenture, the Indenture Supplement and the Notes does not and will not contravene the Amended and Restated Revolving Credit Agreement dated as of January 28, 2010, by and among the Company and the other Borrowers party thereto, the other Credit Parties thereto, as Guarantors, the Lenders party thereto, and General Electric Capital Corporation, as Administrative Agent  and Collateral Agent, GE Capital Markets, Inc., and UBS Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, and UBS Securities LLC, as Documentation Agent, as amended (as so amended, the “Revolver”);

(t) each of the Issuer and the Company has all requisite power and authority to authorize, issue and sell the Notes and the Guarantors have all requisite power and authority to authorize and issue their respective Guarantees as contemplated by this Agreement;

(u) except as described in the Preliminary Memorandum, the Final Memorandum and the Registration Rights Agreement, there are no contracts, agreements or understandings between the Issuer, the Company or any Guarantor and any person granting such person the right to require the Issuer, the Company or any Guarantor to file a registration statement under the Act with respect to any securities of the Issuer, the Company or any Guarantor;

(v) the Issuer, the Company and each of its subsidiaries and, to the knowledge of the Issuer and the Company, IRP and each of its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, national, state or foreign regulatory authorities, including, without limitation, any permits or approvals required by the United States Office of Surface Mining Reclamation and Enforcement and corresponding state agencies, as are necessary to conduct their respective businesses, and neither the Issuer, the Company and its subsidiaries nor, to the knowledge of the Issuer and the Company, IRP and its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Issuer, the Company and its other subsidiaries or their prospects, taken as a whole, or as it relates to IRP and its subsidiaries, to the knowledge of the Issuer and the Company, the Company and its subsidiaries or their prospects, taken as a whole after giving effect to the acquisition of IRP, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Preliminary Memorandum and the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement);

(w) there are no legal or governmental proceedings, including, without limitation, any proceedings pursuant to Environmental Laws (as defined below), pending or threatened to which the Issuer, the Company or any of its other subsidiaries or, to the knowledge of the Issuer and the Company, IRP or any of its subsidiaries is a party, or to which any of the properties of the Issuer, the Company or any of its other subsidiaries or, to the knowledge of the Issuer, the Company, IRP or any of its subsidiaries, is subject, except any such legal or governmental proceedings which, if resolved adversely to the Issuer, the Company or any of its other subsidiaries would not, individually or in the aggregate, have a material adverse effect on the Issuer, the Company and its other subsidiaries or their prospects, taken as a whole, or as it relates to IRP and its subsidiaries, the Company and its subsidiaries or their prospects, taken as a whole after giving effect to the acquisition of IRP;

(x) KPMG LLP, whose report on the consolidated financial statements of the Company and its subsidiaries is included or incorporated by reference in the Preliminary Memorandum and the Final Memorandum, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(y) PricewaterhouseCoopers LLP, whose report on the consolidated financial statements of IRP and its subsidiaries is included or incorporated by reference in the Preliminary Memorandum and the Final Memorandum, are independent registered public accountants with respect to IRP as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(z) the consolidated historical financial statements of the Company and IRP and their respective consolidated subsidiaries incorporated by reference or included in the Preliminary Memorandum and the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company and IRP, respectively, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The summary financial data and the selected financial data included in the Preliminary Memorandum, the Final Memorandum and the Term Sheet and set forth under the captions “Summary—Summary Historical Consolidated Financial Data”, “Selected Historical Consolidated Financial Data of JRCC” and “Selected Historical Consolidated Financial Data of IRP” fairly present, on the basis stated therein, the information included therein.  The pro forma financial statements included in the Preliminary Memorandum and the Final Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Preliminary Memorandum and the Final Memorandum.  The pro forma financial statements included in the Preliminary Memorandum and the Final Memorandum comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act;

(aa) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Issuer, the Company and its other subsidiaries, taken as a whole, or, to the knowledge of the Issuer and the Company, IRP and its subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum (when taken together with the Term Sheet) and the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement);

(bb) each of the Issuer, the Company and the Guarantors, including, to the knowledge of the Issuer and the Company, IRP and its subsidiaries, is not, and after giving effect to the offering and sale of the Notes, the shares of Common Stock (the “Underwritten Shares”) and the 3.125% Convertible Senior Notes due 2018 (the “Convertible Notes”) being offered concurrently with the Notes and the application of the proceeds thereof as described in the Preliminary Memorandum and the Final Memorandum, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(cc) the Issuer, the Company and its other subsidiaries and, to the knowledge of the Issuer and the Company, IRP and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Issuer, Company and its other subsidiaries, or as it relates to IRP and its subsidiaries, to the knowledge of the Issuer and the Company, material to the business of the Company and its subsidiaries after giving effect to the acquisition of IRP, in each case free and clear of all liens, encumbrances and defects except such as are described in the Preliminary Memorandum and the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Issuer, the Company and its other subsidiaries or, to the knowledge of the Issuer and the Company, IRP and its subsidiaries, as applicable; and any real property (including, without limitation, any subsurface rights) and buildings held under lease by the Issuer, the Company and its other subsidiaries and, to the knowledge of the Issuer and the Company, IRP and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Issuer, the Company and its other subsidiaries or, to the knowledge of the Issuer and the Company, IRP and its subsidiaries, as applicable, in each case except as described in the Preliminary Memorandum and the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement);

(dd) the Issuer, the Company and its other subsidiaries and, to the knowledge of the Issuer, the Company, IRP and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Issuer, the Company nor any of its other subsidiaries nor, to the knowledge of the Issuer, the Company, IRP nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on the Issuer, the Company and its other subsidiaries or their prospects, taken as a whole, or as it relates to IRP and its subsidiaries, the Company and its subsidiaries or their prospects, taken as a whole after giving effect to the acquisition of IRP;

(ee) no material labor dispute with the employees of the Issuer, the Company or any of its other subsidiaries or, to the knowledge of the Issuer and the Company, the employees of IRP or any of its subsidiaries exists, except as described in the Preliminary Memorandum and the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), or, to the knowledge of the Issuer and the Company, is imminent; and the Issuer and the Company are not aware of any existing, threatened or imminent labor disturbance by the employees of any of its or IRP’s principal suppliers, manufacturers or contractors that could have a material adverse effect on the Issuer, the Company and its other subsidiaries or their prospects, taken as a whole, or as it relates to IRP and its subsidiaries, the Company and its subsidiaries or their prospects, taken as a whole after giving effect to the acquisition of IRP;

(ff) the Issuer, the Company and its other subsidiaries and, to the knowledge of the Issuer and the Company, IRP and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws, regulations, orders, decrees and judgments relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received or obtained all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Issuer, the Company and its other subsidiaries or their prospects, taken as a whole, or as it relates to IRP and its subsidiaries, the Company and its subsidiaries or their prospects, taken as a whole after giving effect to the acquisition of IRP;

(gg) except as disclosed in the financial statements incorporated by reference or included in the Preliminary Memorandum and the Final Memorandum, there are not, with respect to the Issuer, the Company and its other subsidiaries and, to the knowledge of the Issuer and the Company, with respect to IRP and its subsidiaries, any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures, any clean-up requirements or obligations, any costs or liabilities relating to closure of properties or mines or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities for off-site disposal or contamination, exposure to hazardous substances or other potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Issuer, the Company and its other subsidiaries or their prospects, taken as a whole, or as it relates to IRP and its subsidiaries, the Company and its subsidiaries or their prospects, taken as a whole after giving effect to the acquisition of IRP;

(hh) the Issuer, the Company and its other subsidiaries and, to the knowledge of the Issuer and the Company, IRP and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Issuer, the Company nor any of its other subsidiaries nor, to the knowledge of the Issuer and the Company, IRP nor its subsidiaries has been refused any insurance coverage sought or applied for; and none of the Issuer, the Company or any of its subsidiaries nor, to the knowledge of the Issuer and the Company, IRP nor its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Issuer, the Company and its other subsidiaries or their prospects, taken as a whole, or as it relates to IRP and its subsidiaries, to the knowledge of the Issuer and the Company, the Company and its subsidiaries or their prospects, taken as a whole after giving effect to the acquisition of IRP, except as described in the Preliminary Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement);

(ii) the Issuer, the Company and each of its other subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Preliminary Memorandum and the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), since December 31, 2010, there has been (i) no material weakness in the Issuer’s or the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Issuer’s or the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Issuer’s or the Company’s internal control over financial reporting;

(jj) there is and has been no material failure on the part of the Issuer, the Company and any of their respective directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(kk) all information related to the Company’s coal reserves (including, without limitation, the Company’s estimated reserves of recoverable coal in the aggregate and by mining complex location) included or incorporated by reference in the Preliminary Memorandum or the Final Memorandum (collectively, the “Company Reserve Information”) (i) is accurate in all material respects, (ii) complies in all material respects with the applicable requirements of the Act and the rules thereunder, and (iii) when read together with the other information in the Preliminary Memorandum or the Final Memorandum, as applicable, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Company Reserve Information has been calculated in accordance with standard mining engineering procedures used in the coal industry and applicable government reporting requirements and applicable law, and all assumptions used in the calculation of the Company Reserve Information were and are reasonable;

(ll) to the knowledge of the Issuer and the Company, all information related to IRP’s coal reserves (including, without limitation, IRP’s estimated reserves of recoverable coal in the aggregate and by mining complex location) included in the Preliminary Memorandum or the Final Memorandum (collectively, the “IRP Reserve Information”) (i) is accurate in all material respects, (ii) complies in all material respects with the applicable requirements of the Act and the rules thereunder, and (iii) when read together with the other information in the Preliminary Memorandum or the Final Memorandum, as applicable, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  To the knowledge of the Issuer and the Company, the IRP Reserve Information has been calculated in accordance with standard mining engineering procedures used in the coal industry and applicable government reporting requirements and applicable law, and all assumptions used in the calculation of the IRP Reserve Information were and are reasonable;

(mm) all statistical or market-related data included or incorporated by reference in the Preliminary Memorandum and the Final Memorandum are based on or derived from sources that the Issuer and the Company reasonably believe to be reliable and accurate, and the Issuer and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(nn) neither the Issuer, the Company nor any of its other subsidiaries, nor, to the knowledge of the Issuer and the Company,  IRP or any if its subsidiaries, nor, to the knowledge of the Issuer and the Company, any director, officer, agent or employee of the Issuer, the Company, IRP or any of their respective subsidiaries has violated or is in violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”), and the Issuer, the Company and its other subsidiaries and, to the knowledge of the Issuer and the Company, IRP and its subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

(oo) the operations of the Issuer, the Company and its other subsidiaries and, to the knowledge of the Issuer and the Company, IRP and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Issuer, the Company or any of its subsidiaries or, to the knowledge of the Issuer and the Company, IRP or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer and the Company, threatened;

(pp) neither the Issuer, the Company and any of its other subsidiaries, nor, to the knowledge of the Issuer and the Company, IRP or any of its subsidiaries, nor, to the knowledge of the Issuer and the Company, any director, officer, agent or employee of the Issuer, the Company, IRP or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Issuer and the Company will not directly or indirectly use the proceeds of the offering of the Notes contemplated hereby, or lend, contribute or otherwise make available such proceeds to any of its subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(qq) no subsidiary of the Issuer or the Company is currently and, to the knowledge of the Issuer and the Company, no subsidiary of IRP will after the acquisition of IRP by the Company be prohibited, directly or indirectly, from paying any dividends to the Issuer or the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Issuer or the Company any loans or advances to such subsidiary from the Issuer or the Company or from transferring any of such subsidiary’s property or assets to the Issuer, Company or any other subsidiary of the Company, except as described in the Preliminary Memorandum and the Final Memorandum;

(rr) neither the Issuer, the Company nor any of its other subsidiaries, nor, to the knowledge of the Issuer and the Company, IRP or any of its subsidiaries, nor, to the knowledge of the Issuer and the Company, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes;

(ss) when executed and delivered to the Escrow Agent on the Closing Date, the Escrow Agreement will grant and create a valid and enforceable security interest in favor of the Escrow Agent for the benefit of the Trustee in the Escrow Account, all deposits therein and all proceeds thereof, which security interests will secure the repayment of the Notes if the conditions set forth in the Escrow Agreement to release the Escrow Funds to the Company are not satisfied on or prior to the Escrow Redemption Date.  When executed and delivered on the Closing Date, the Account Control Agreement will be effective to perfect the security interest of the Collateral Agent in the Escrow Account by control (as defined in Section 9-104(a)(2) of the New York Uniform Commercial Code);

(tt) the Issuer and the Company has delivered to the Initial Purchasers true and correct copies of the Purchase Agreement in the form originally executed, and there have been no amendments or waivers thereto or in the exhibits or schedules thereto other than those as to which the Initial Purchasers have been advised in writing.  The representations and warranties contained in the Purchase Agreement of the Company and, to the knowledge of the Issuer and the Company, IRP were true and correct in all material respects as of the date of such agreement.  The Purchase Agreement conforms in all material respects to the description thereof incorporated by reference or contained in the Preliminary Memorandum and the Final Memorandum; and

(uu) prior to the date of the Escrow Closing, the Issuer has not engaged in any activities other than issuing the Notes, issuing capital stock to, and receiving capital contributions from, the Company or its subsidiaries, performing its obligations in respect of the Notes under the Indenture, the Escrow Agreement, the Registration Rights Agreement and this Agreement, consummating the Escrow Closing or redeeming the Notes on the Escrow Redemption Date, as applicable, and conducting such other activities as are necessary or appropriate to carry out the activities described above; prior to the date of the Escrow Closing, the Issuer has not incurred any indebtedness other than the Notes or own, hold or otherwise have any interest in any assets other than the Escrow Account and the funds on deposit therein or credited thereto.

In addition, any certificate signed by any officer of the Issuer, the Company or any of its other subsidiaries and delivered to any Initial Purchaser or counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed to be a representation and warranty by the Issuer or the Company, as to matters covered thereby, to each Initial Purchaser.

4. Representations and Warranties of the Initial Purchasers.  The Initial Purchasers propose to offer the Notes for sale upon the terms and conditions set forth in this Agreement, and each Initial Purchaser, severally and not jointly, hereby represents and warrants to and agrees with the Issuer and the Company that:

(a) it will offer and sell the Notes only to persons whom it, or its agents, reasonably believe are “qualified institutional buyers” within the meaning of Rule 144A (“QIBs”) in transactions meeting the requirements of Rule 144A and that, in purchasing such Notes, are deemed to have represented and agreed as provided in the Final Memorandum under the caption “Notice to Investors”;

(b) it is a QIB within the meaning of Rule 144A and an accredited investor within the meaning of Rule 501(a) under the Act and

(c) within the United States, it has not and will not, directly or indirectly, solicit offers for, or offer or sell, the Notes by any form of “general solicitation” or “general advertising” (as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

5. Certain Covenants of the Issuer, the Company and the Guarantors.  The Issuer, the Company and the Guarantors hereby jointly and severally agree:

(a) to prepare the Final Memorandum in a form approved by the Initial Purchasers, in their reasonable discretion, and to make no amendment or supplement to the Final Memorandum to which the Initial Purchasers reasonably object;

(b) to furnish such information as may be required and otherwise to cooperate in qualifying the Notes for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Notes; provided, however, that neither the Issuer nor the Company shall be required to qualify as a foreign corporation or as a dealer in securities, to consent to the service of process (except service of process with respect to the offering and sale of the Notes), or to subject itself to taxation (if not otherwise so subject), under the laws of any such jurisdiction; and to promptly advise you of the receipt by the Issuer or the Company of any notification with respect to the suspension of the qualification of the Notes for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(c) to make available to the Initial Purchasers in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Initial Purchasers, as many copies of the Final Memorandum (or of the Final Memorandum as amended or supplemented if the Issuer or the Company shall have made any amendments or supplements thereto after the effective date of this Agreement), and any documents incorporated by reference therein, as the Initial Purchasers may request;

(d) until the completion of the initial resale of the Notes by the Initial Purchasers as contemplated herein, to timely file all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Issuer or the Company with the Commission in order to comply with the Exchange Act (and, if necessary, to amend the Final Memorandum promptly so that it does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading); and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Issuer or the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have reasonably objected in writing, unless, in the opinion of counsel, such filing is required by law or the listing requirements of The NASDAQ Global Select Market (“NASDAQ”); and to promptly notify you of such filing;

(e) to advise the Initial Purchasers promptly of the happening of any event occurring at any time prior to the completion of the initial resale of the Notes by the Initial Purchasers as contemplated herein, which event could require the making of any change in the Final Memorandum then being used so that the Final Memorandum would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(a) hereof, to prepare and furnish, at the expense of the Issuer and the Company, to the Initial Purchasers promptly such amendments or supplements to such Final Memorandum as may be necessary to reflect any such change;

(f) to apply the net proceeds from the sale of the Notes in the manner set forth under the caption “Use of Proceeds” in the Preliminary Memorandum and the Final Memorandum;

(g) to pay all costs, expenses, fees and taxes incident to the performance by the Issuer, the Company and the Guarantors of their obligations under this Agreement, the Joinder, the Indenture, the Supplemental Indenture, the Registration Rights Agreement, the RRA Joinder, the Escrow Agreement and the Account Control Agreement, including, without limitation, (i) the preparation of the Preliminary Memorandum, the Final Memorandum, the Term Sheet and any amendments or supplements to the foregoing, and the printing and furnishing of copies of each thereof to the Initial Purchasers and to dealers (including costs of mailing and shipment), (ii) the issue, sale and delivery of the Notes and, as applicable, the Exchange Notes including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Notes or the Exchange Notes, and all other costs related to the preparation, issuance, execution, authentication and delivery of the Notes and the Exchange Notes, (iii) the producing, word processing and/or printing of this Agreement, the Joinder, the Indenture, the Supplemental Indenture, the Notes, the Registration Rights Agreement, the RRA Joinder, the Escrow Agreement, the Account Control Agreement, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of a reasonable number of copies of each thereof to the Initial Purchasers and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Notes and, as applicable, the Exchange Notes for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the filing fees and reasonable legal fees and other disbursements of counsel for the Initial Purchasers) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Initial Purchasers and to dealers, (v) any registration of the Exchange Notes under the Exchange Act, (vi) the costs and expenses of the Issuer, the Company and the Guarantors relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Notes and, as applicable, the Exchange Notes to prospective investors and the Initial Purchasers’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Issuer or the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (vii) any fees payable to investment rating agencies with respect to the rating of the Notes or the Exchange Notes; (viii) the costs and charges of the Trustee, the Escrow Agent, the Collateral Agent and any transfer agent, registrar or depositary; (ix) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in any appropriate market system, (x) the costs and expenses of qualifying the Notes for inclusion in the book-entry settlement system of the DTC and (xii) the fees, disbursements and expenses of the Issuer’s, the Company’s and IRP’s counsel and accountants in connection with the issuance and sale of the Notes and, as applicable, the Exchange Notes;

(h) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Final Memorandum, without the prior written consent of the Representatives, not to, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Act in respect of, any debt securities of the Issuer or the Company or any securities exchangeable for or convertible into debt securities of the Issuer or the Company (other than (i) the issuance of the Notes as contemplated by this Agreement, (ii) the issuance of the Convertible Notes as contemplated by the Purchase Agreement by and among the Issuer and the Representatives of the same date hereof, and (iii) the issuance and registration of the Exchange Notes and the issuance of the Private Exchange Notes);

(i) on the date of the Escrow Closing, to cause the Company and each Guarantor to execute and deliver the Joinder, the RRA Joinder and the Supplemental Indenture, and the Issuer shall cause the Initial Purchasers to receive one or more counterparts thereof;

(j)  on the date of the Escrow Closing, to cause the Initial Purchasers to receive an opinion, dated the date of such closing, from Kilpatrick Townsend  & Stockton LLP, counsel for the Issuer, the Company and the Guarantors, substantially in the form attached hereto as Exhibit G;

(k) on the date of the Escrow Closing, to cause the Initial Purchasers to receive a certificate of the Chief Executive Officer and the Chief Accounting Officer of the Company, dated as of the date of the Escrow Closing in the form attached as Exhibit H hereto.

(l) on the date of the Escrow Closing, to cause the Initial Purchasers to receive a certificate of the Chief Accounting Officer of the Company, dated as of the date of the Escrow Closing in the form attached as Exhibit I hereto.

(m) unless otherwise in the opinion of counsel required by law or the listing requirements of NASDAQ, prior to the time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Issuer, the Company or any other subsidiary of the Company, the financial condition, results of operations, business, properties, assets, or liabilities of the Issuer, the Company or any other subsidiary of the Company, or the offering of the Notes, without your prior consent, not to be unreasonably withheld;

(n) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Notes by means of, or use, in connection with the offer or sale of the Notes, any material or communication that would, assuming the Notes were to be offered publicly, constitute a “prospectus” (within the meaning of the Act), in each case other than the Final Memorandum;

(o) not to, and to cause their subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Issuer or the Company to facilitate the sale or resale of the Notes;

(p) if, at any time when the Issuer or the Company is not subject to Section 13 or 15(d) of the Exchange Act, any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, to furnish, upon request and at the expense of the Issuer and the Company, for the benefit of the holders from time to time of the Notes, to holders and beneficial owners of Notes and prospective purchasers of Notes, information satisfying the requirements of Rule 144A(d)(4);

(q) to (i) assist the Initial Purchasers in arranging for the Notes and, as applicable, the Exchange Notes to be included in the book-entry settlement system of the DTC and (ii) comply with all of its obligations set forth in the representations letter of the Company to the DTC relating to such inclusion;

(r) not to, and to cause their subsidiaries not to, and to use their respective best efforts to cause the Issuer’s, the Company’s or its other subsidiaries’ Affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act), which sale, offer, solicitation or negotiation could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes;

(s) not to solicit any offer to buy or offer or sell the Notes by means of any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act;

(t) until such time as none of the Notes are “restricted securities” within the meaning of Rule 144(a)(3), not to be or become an “open-end investment company,” “unit investment trust” or “face-amount certificate company” (as such terms are defined in the Investment Company Act) that is or is required to be registered under Section 8 of the Investment Company Act; and

(u) during the period that begins at the time of purchase and ends two years after the time of purchase, if any, not to, and not to permit any of their “affiliates” (as defined in Rule 144) to, resell any of the Notes which constitute “restricted securities” within the meaning of Rule 144(a)(3) that have been acquired by any of them, except for resales in transactions registered under the Act.

6. Reimbursement of the Initial Purchasers’ Expenses.  If, after the execution and delivery of this Agreement, the Notes are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 9 hereof or the default by one or more of the Initial Purchasers in its or their respective obligations hereunder, the Issuer and the Company shall, in addition to paying the amounts described in Section 5(g) hereof, reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the fees and disbursements of their counsel, reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

7. Conditions of the Initial Purchasers’ Obligations.  The several obligations of the Initial Purchasers hereunder are subject to the accuracy of the representations and warranties on the part of the Issuer, the Company and the Guarantors on the date hereof and at the time of purchase, the performance by the Issuer, the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Issuer shall furnish to you at the time of purchase an opinion of Kilpatrick Townsend & Stockton LLP, counsel for the Issuer, addressed to the Representatives, and dated the time of purchase, as the case may be, with executed copies for each Representative, and in form and substance satisfactory to the Representatives, in the form set forth in Exhibit A hereto.

(b) The Issuer shall furnish to you at the time of purchase an opinion of James T. Ketron, Vice President, General Counsel and Secretary of the Company, addressed to the Representatives, and dated the time of purchase, as the case may be, with executed copies for each Representative, and in form and substance satisfactory to the Representatives, in the form set forth in Exhibit B hereto.

(c) You shall have received from KPMG LLP letters dated, respectively, the date of this Agreement, the date of the Final Memorandum and the time of purchase and addressed to the Representatives (with executed copies for each Initial Purchaser) in the forms satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the various financial disclosures relating to the Issuer, the Company and its other subsidiaries, including pro forma financial information, contained in the Preliminary Memorandum and the Final Memorandum.

(d) You shall have received from PricewaterhouseCoopers LLP letters dated, respectively, the date of this Agreement, the date of the Final Memorandum and the time of purchase and addressed to the Representatives (with executed copies for each Initial Purchaser) in the forms satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the various financial disclosures relating to IRP and its subsidiaries contained in the Preliminary Memorandum and the Final Memorandum.

(e) You shall have received at the time of purchase the favorable opinion of Cravath, Swaine & Moore LLP, counsel for the Initial Purchasers, dated the time of purchase in form and substance reasonably satisfactory to the Representatives.

(f) At the time of purchase, the Preliminary Memorandum, when taken together with Term Sheet, exclusive of any amendment or supplement, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(g) The Issuer will, at the time of purchase, deliver to you a certificate of the Chief Executive Officer and the Chief Accounting Officer of the Company, dated the time of purchase in the form attached as Exhibit C hereto.

(h) The Issuer will, at the time of purchase, deliver to you a certificate of the Chief Accounting Officer of the Company, dated the time of purchase in the form attached as Exhibit D hereto.

(i) You shall have received copies, duly executed by the Issuer and the other party or parties thereto, of the Indenture.

(j) The Issuer shall have executed the Registration Rights Agreement.

(k) The Issuer and the Escrow Agent shall have executed the Escrow Agreement and the Account Control Agreement, and the Initial Purchasers shall have received an original copy thereof.

(l) The Trustee and the Escrow Agent shall have received at the time of purchase such other approvals, opinions or documents as the Trustee or the Escrow Agent may reasonably request in form and substance reasonably satisfactory to each of them.

(m) The trustee shall have received evidence satisfactory to the Trustee that the Trustee shall have control within the meaning of Section 9-104 of the Uniform Commercial Code over the Escrow Account.

(n) The Issuer and the Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Preliminary Memorandum, the Final Memorandum or the Term Sheet as of the time of purchase as you may reasonably request.

(o) The Notes shall be included in the book-entry settlement system of the DTC, subject only to notice of issuance at or prior to the time of purchase.

(p) There shall exist no event or condition which would constitute a default or an event of default under the Notes or the Indenture.

8. Effective Date of Agreement; Termination.  This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Initial Purchasers hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Preliminary Memorandum, the Final Memorandum and the Term Sheet, there has been any change or any development involving a prospective change in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer, the Company and its other subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Preliminary Memorandum and the Final Memorandum, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Preliminary Memorandum and the Final Memorandum, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Issuer, the Company or any other subsidiary of the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Representatives elect to terminate this Agreement as provided in this Section 8, the Issuer and each other Initial Purchaser shall be notified promptly in writing.

If the sale to the Initial Purchasers of the Notes, as contemplated by this Agreement, is not carried out by the Initial Purchasers for any reason permitted under this Agreement, or if such sale is not carried out because the Issuer or the Company shall be unable to comply with any of the terms of this Agreement, the Issuer and the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(g), 6 and 10 hereof), and the Initial Purchasers shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9. Increase in Initial Purchasers’ Commitments.  Subject to Sections 7 and 8 hereof, if any Initial Purchaser shall default in its obligation to take up and pay for the Notes to be purchased by it hereunder at the time of purchase (otherwise than for a failure of a condition set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) (the “Defaulted Notes”) and if the aggregate principal amount of the Defaulted Notes which all Initial Purchasers so defaulting shall have agreed but failed to take up and pay for at such time does not exceed 10% of the total aggregate principal amount of Notes to be purchased at such time, the non-defaulting Initial Purchasers (including the Initial Purchasers, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate principal amount of Notes they are obligated to purchase at such time pursuant to Section 1 hereof) the aggregate principal amount of Defaulted Notes agreed to be purchased by all such defaulting Initial Purchasers at such time, as hereinafter provided.  Such Defaulted Notes shall be taken up and paid for by such non- defaulting Initial Purchasers, acting severally and not jointly, in such amount or amounts as you may designate with the consent of each Initial Purchaser so designated or, in the event no such designation is made, such Notes shall be taken up and paid for by all non-defaulting Initial Purchasers pro rata in proportion to the aggregate principal amount of Notes set forth opposite the names of such non-defaulting Initial Purchasers in Schedule A.

Without relieving any defaulting Initial Purchaser from its obligations hereunder, the Issuer and the Company agree with the non-defaulting Initial Purchasers that it will not sell any Notes hereunder unless all of the Notes are purchased by the Initial Purchasers (or by substituted Initial Purchasers selected by you with the approval of the Issuer and the Company or selected by the Issuer and the Company with your approval).

If a new Initial Purchaser or Initial Purchasers are substituted by the Initial Purchasers or by the Issuer and the Company for a defaulting Initial Purchaser or Initial Purchasers in accordance with the foregoing provision, the Issuer and the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Final Memorandum and other documents may be effected.

The term “Initial Purchaser” as used in this Agreement shall refer to and include any Initial Purchaser substituted under this Section 9 with like effect as if such substituted Initial Purchaser had originally been named in Schedule A hereto.

If the aggregate principal amount of Defaulted Notes which the defaulting Initial Purchaser or Initial Purchasers agreed to purchase at the time of purchase exceeds 10% of the total aggregate principal amount of Notes which all Initial Purchasers agreed to purchase hereunder at such time, and if none of the non-defaulting Initial Purchasers, the Issuer or the Company shall make arrangements within the five business day period stated above for the purchase of all the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed to purchase hereunder at such time, this Agreement shall terminate without further act or deed and without any liability with respect thereto on the part of the Issuer or the Company to any Initial Purchaser and without any liability with respect thereto on the part of any non-defaulting Initial Purchaser to the Issuer or the Company.  Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

10. Indemnity and Contribution.

(a) The Issuer and the Company, on the date hereof, and the Guarantors, on the date of the Escrow Closing, agree, jointly and severally, to indemnify, defend and hold harmless each Initial Purchaser, its partners, directors, officers and members, any person who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Initial Purchaser, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Initial Purchaser or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact included in any Memorandum or the Term Sheet, or in any Memorandum taken together with the Term Sheet, or in any amendment or supplement to any of the foregoing, or in any electronic road show or any written communication (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Initial Purchaser furnished in writing by or on behalf of such Initial Purchaser through the Representatives to the Issuer or the Company expressly for use in, such Memorandum or arises out of or is based upon any omission or alleged omission to state a material fact in such Memorandum in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) Each Initial Purchaser severally agrees to indemnify, defend and hold harmless the Issuer and the Company and, as of the date of the Escrow Closing, the Guarantors, their respective directors and officers, and any person who controls the Issuer, the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Issuer, the Company, any Guarantor or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Initial Purchaser furnished in writing by or on behalf of such Initial Purchaser through the Representatives to the Issuer or the Company expressly for use in, either Memorandum, or arises out of or is based upon any omission or alleged omission to state a material fact in such Memorandum in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Issuer, the Company and the Guarantors or an Initial Purchaser (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 10, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise except to the extent that a court of competent jurisdiction determines that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure.  If any such proceeding shall be brought or asserted against an indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party such that representation of both parties by the same counsel would be inappropriate, in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local and/or regulatory counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 10(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (b) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer, the Company and the Guarantors on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Issuer, the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of the Initial Purchasers’ discounts and commissions but before deducting expenses) received by the Issuer, the Company and the Guarantors, and the total discounts and commissions received by the Initial Purchasers, bear to the gross proceeds to the Issuer, the Company and the Guarantors from the offering of the Notes (before deducting the Initial Purchasers’ discounts and commissions and other expenses).  The relative fault of the Issuer, the Company and the Guarantors on the one hand and of the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Issuer, the Company and the Guarantors or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Issuer, the Company and the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Issuer, the Company and the Guarantors on the one hand or the Initial Purchasers on the other hand were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above.  Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of such Notes were offered to investors exceeds the amount of any damage which such Initial Purchaser has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 10 are several in proportion to the respective principal amount of Notes they have agreed to purchase hereunder and not joint.

(f) The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Issuer, the Company and the Guarantors contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Initial Purchaser, its partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Issuer, the Company and the Guarantors, their respective directors or officers or any person who controls the Issuer, the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Notes.  The Issuer, the Company, each Guarantor and each Initial Purchaser agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Issuer, the Company or any Guarantor, against any of their respective officers or directors in connection with the issuance and sale of the Notes, or in connection with any Memorandum.

11. Information Furnished by the Initial Purchasers.  The statements set forth in the section titled “Plan of Distribution” in the Final Memorandum, only insofar as such statements relate to over-allotment and stabilization activities that may be undertaken by the Initial Purchasers, constitute the only information furnished by or on behalf of the Initial Purchasers as such information is referred to in Sections 3 and 10 hereof.

12. Tax Disclosure.  Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Issuer and the Company (and each employee, representative or other agent of the Issuer and the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

13. Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Initial Purchasers, shall be sufficient in all respects if delivered or sent to Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005, Attention: High Yield Syndicate Desk, 3rd Floor with a copy to General Counsel, 36th Floor and UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901, Attention: High Yield Syndicate Department and, if to the Issuer, the Company or the Guarantors, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 901 E. Byrd Street, Suite 1600, Richmond, Virginia 23219 (facsimile: 859-543-0992), Attention: James T. Ketron, Vice President, General Counsel and Secretary.

14. Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15. Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York in the Borough of Manhattan or in the United States District Court for the Southern District of New York and the affiliate courts thereof, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Issuer, the Company and the Guarantors consent to the exclusive jurisdiction of such courts and personal service with respect thereto.  The Issuer, the Company and the Guarantors hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Initial Purchaser or any indemnified party.  Each Initial Purchaser, the Issuer, the Company and each Guarantor (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholder and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Issuer, the Company and the Guarantors agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Issuer, the Company and the Guarantors and may be enforced in any other courts to the jurisdiction of which the Issuer, the Company or any Guarantor is or may be subject, by suit upon such judgment.

16. Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Initial Purchasers, the Issuer, the Company and the Guarantors and to the extent provided in Section 10 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Initial Purchasers) shall acquire or have any right under or by virtue of this Agreement.

17. No Fiduciary Relationship.  The Issuer, the Company and the Guarantors hereby acknowledge that the Initial Purchasers are acting solely as initial purchasers in connection with the purchase and sale of the Issuer’s securities.  The Issuer, the Company and the Guarantors further acknowledge that the Initial Purchasers are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Initial Purchasers act or be responsible as a fiduciary to the Issuer, the Company, the Guarantors, their respective management, stockholders or creditors or any other person in connection with any activity that the Initial Purchasers may undertake or have undertaken in furtherance of the purchase and sale of the Issuer’s securities, either before or after the date hereof.  The Initial Purchasers hereby expressly disclaim any fiduciary or similar obligations to the Issuer, the Company or the Guarantors, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Issuer, the Company and the Guarantors hereby confirm their understanding and agreement to that effect.  The Issuer, the Company, the Guarantors and the Initial Purchasers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Initial Purchasers to the Issuer, the Company or the Guarantors regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Issuer’s securities, do not constitute advice or recommendations to the Issuer, the Company or the Guarantors.  The Issuer, the Company, the Guarantors and the Initial Purchasers agree that the Initial Purchasers are acting as principal and not the agent or fiduciary of the Issuer, the Company or the Guarantors, and no Initial Purchaser has assumed, and no Initial Purchaser will assume, any advisory responsibility in favor of the Issuer, the Company or the Guarantors with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Initial Purchaser has advised or is currently advising the Issuer, the Company or the Guarantors on other matters).  The Issuer, the Company and the Guarantors hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer, the Company or the Guarantors may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Issuer, the Company or the Guarantors in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

18. Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

19. Successors and Assigns.  This Agreement shall be binding upon the Initial Purchasers, the Issuer, Company and the Guarantors and their successors and assigns and any successor or assign of any substantial portion of the Issuer’s, the Company’s, any of the Guarantors’ and any of the Initial Purchasers’ respective businesses and/or assets.

20. Miscellaneous.  UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

Very truly yours,

JAMES RIVER ESCROW INC.

By: /s/ Peter T. Socha
Name: Peter T. Socha
Title: Chief Executive Officer

Solely with respect to Sections 5(g), 6 and 10
of this Agreement,

JAMES RIVER COAL COMPANY

By: /s/ Peter T. Socha
Name: Peter T. Socha
Title: Chairman and Chief Executive Officer

[Signature Page to Senior Notes Purchase Agreement]

Accepted as of the date hereof

DEUTSCHE BANK SECURITIES INC.

and

UBS SECURITIES LLC

Acting severally on behalf of themselves and the several Initial Purchasers named in Schedule A hereto.

By:  DEUTSCHE BANK SECURITIES INC.

/s/ Kevin Sullivan
Name: Kevin Sullivan
Title: Managing Director

/s/ Frank Fazio
Name: Frank Fazio
Title: Managing Director

By: UBS SECURITIES LLC

/s/ Kevin T. Pluff
Name: Kevin T. Pluff
Title: Director

/s/ Michael Lawton
Name: Michael Lawton
Title: Director

[Signature Page to Senior Notes Purchase Agreement]

SCHEDULE A

Initial Purchasers	Principal Amount of Notes
DEUTSCHE BANK SECURITIES INC.	$110,000,000
UBS SECURITIES LLC	110,000,000
RAYMOND JAMES & ASSOCIATES, INC.	16,500,000
BREAN MURRAY, CARRET & CO., LLC	9,625,000
JOHNSON RICE & COMPANY L.L.C.	9,625,000
DAHLMAN ROSE & COMPANY, LLC	9,625,000
MACQUARIE CAPITAL (USA) INC.	9,625,000
Total	$275,000,000

A-1

EXHIBIT A

FORM OF OPINION OF KILPATRICK TOWNSEND & STOCKTON LLP

1. The Issuer is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Preliminary Memorandum and the Final Memorandum, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Issuer or the Company.

2. The Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, has the corporate power and authority to own its property and to conduct its business as described in the Preliminary Memorandum and the Final Memorandum, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Issuer, the Company and its subsidiaries set forth on Schedule A hereto (collectively, the “Subsidiaries”), taken as a whole.

3. Each Subsidiary of the Company is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Preliminary Memorandum and the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

4. The Purchase Agreement has been duly authorized, executed and delivered by the Issuer and the Company.

5. The Indenture has been duly authorized, executed and delivered by the Issuer, and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and legally binding agreement of the Issuer, enforceable against such parties in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

6. The Registration Rights Agreement has been duly authorized, executed and delivered by the Issuer and, assuming due authorization, execution and delivery thereof by the Initial Purchasers, will be a legal, valid and binding agreement of the Issuer, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

7. The Escrow Agreement and the Account Control Agreement have been duly authorized, executed and delivered by the Issuer and, assuming due authorization, execution and delivery thereof by the Escrow Agent, will be a legal, valid and binding agreement of the Issuer, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

8. The Notes have been duly authorized by the Issuer and, when duly executed, issued and authenticated in accordance with terms of the Indenture and delivered to and paid for by the Initial Purchasers as contemplated by the Purchase Agreement, will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms and will be entitled to the benefits of the Indenture, except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

9. The Exchange Notes and the Private Exchange Notes have been duly authorized by the Issuer and the Company and, when executed and delivered by the Issuer or the Company and duly authenticated in accordance with the terms of the Exchange Offer and the Indenture, will constitute legal, valid and binding obligations of the Issuer or the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.

10. The Joinder and the RRA Joinder have been duly authorized by the Company and each Guarantor and, when duly executed and delivered by the Company and each Guarantor, will constitute valid and legally binding obligations of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with their terms, except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

11. Except as set forth in the Preliminary Memorandum or the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of the Purchase Agreement) and based solely on review by such counsel of the stock certificates set forth in Schedule B hereto and an officers’ certificate from the Company, the Company (or a wholly-owned Subsidiary of the Company) owns the number of shares of stock and membership interest of each Subsidiary, as applicable, as set forth on Schedule B hereto, free and clear of all liens, encumbrances, equities or claims.

12. The terms of the Notes, the Indenture (including the Guarantees contained therein), the Escrow Agreement, the Registration Rights Agreement, and the Account Control Agreement conform in all material respects to each description thereof contained in the Preliminary Memorandum, the Final Memorandum and the Term Sheet.

13. Each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, appear on their face to have complied as to form in all material respects with the requirements of the Exchange Act (except as to the financial statements and schedules, other financial information and statistical information derived therefrom, and coal reserve information included or incorporated by reference therein, as to which we express no opinion).

14. No consent, approval, authorization or order of, or qualification with, any governmental authority of the United States or the State of Delaware is required for the performance by the Issuer of its obligations under this Agreement, the Indenture (including the Guarantees contained therein), the Notes, the Registration Rights Agreement and the Escrow Agreement or the performance by the Company of its obligations under this Agreement and the Purchase Agreement dated March 6, 2011 by and among International Resource Partners GP LLC, Lightfoot Capital Partners, LP, Kayne Energy Development Company, Tortoise Capital Resources Corp., International Industries, Inc. (collectively, the “Sellers”), the Company and International Resource Partners GP LLC as Agent (“Agent”) (the “IRP Agreement”), except (i) such consents, approvals, authorizations, orders or qualifications which have been obtained already, (ii) such as may be required by the securities or Blue Sky laws of the various states in connection with the issuance and sale of the Notes, (iii) the filing with the Commission of, and the order of the Commission declaring effective, the Exchange Offer Registration Statement, or, if required, the Shelf Registration Statement and (iv) the qualification of the Indenture under the Trust Indenture Act in connection with the transactions contemplated by the Registration Rights Agreement.

15. The execution and delivery by the Issuer of the Purchase Agreement, the Indenture (including the Guarantees contained therein), the Notes, the Registration Rights Agreement and the Escrow Agreement and the execution and delivery by the Company of this Agreement and the IRP Agreement did not, and the performance by the Issuer of its obligations under the Purchase Agreement, the Indenture, the Notes, the Registration Rights Agreement, the Escrow Agreement and the Guarantees and the performance by the Company of its obligations under this Agreement and the IRP Agreement will not result in any (a) violation of the articles of incorporation or by-laws of the Issuer, the Company or any Guarantor; (b) violation of any existing federal or state constitution, statute, regulation, rule, law or, to such counsel’s knowledge, order to which the Issuer, the Company or any Guarantor is subject; (c) breach of or default under any agreement filed as an exhibit to an Incorporated Document; or (d) violation of any judicial or administrative decree, writ, judgment or order to which, to the knowledge of such counsel, the Issuer, the Company or any Subsidiary of the Company is subject.

16. To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which the Issuer, the Company or any of the Subsidiaries is a party or to which any of their respective properties is subject which are required to be described in the Preliminary Memorandum or the Final Memorandum (assuming the Preliminary Memorandum and the Final Memorandum were a prospectus included in a registration statement under the Act) or in any Incorporated Document but are not so described as required.

17. The Issuer, the Company and each Guarantor party to the Indenture is not, and after giving effect to the offering and sale of the Notes, the shares of Common Stock and the 3.125% Convertible Senior Notes due 2018 being offered concurrently with the Notes and the application of the proceeds thereof as described in the Preliminary Memorandum, the Final Memorandum and the Term Sheet, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act.

18. The statements relating to legal matters, documents or proceedings included or incorporated by reference in the Preliminary Memorandum and Final Memorandum under the captions “Part I—Item 1—Business—Customers and Coal Contracts,” “Part I—Item 2— Properties,” “Part I—Item 3—Legal Proceedings” incorporated by reference from the Company’s Annual Report on Form 10-K filed on March 9, 2011 and “Description of Senior Notes” included in the Preliminary Memorandum and Final Memorandum, in each case fairly summarize in all material respects such matters, documents or proceedings.

19. The statements in the Preliminary Memorandum and the Final Memorandum under the caption “U.S. Federal Income Tax Considerations” insofar as such statements constitute statements or summaries of matters of law, regulation or U.S. Federal income tax consequences to certain holders of the Notes, fairly summarize in all material respects the matters described therein.

20. To the knowledge of such counsel, no person has the right, contractual or otherwise, to cause the Issuer, the Company or any Guarantor to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Issuer, the Company or any Guarantor, except as described in the Preliminary Memorandum, the Final Memorandum and the Registration Rights Agreement.

21. Assuming the accuracy of the representations and warranties and compliance with the agreements of the Issuer, the Company, the Guarantors and the Initial Purchasers contained in the Purchase Agreement, no registration of the Notes under the Act, and no qualification of the Indenture under the Trust Indenture Act, is required in connection with (a) the offer, sale and delivery of the Notes to the Initial Purchasers or (b) the initial resale of the Notes by the Initial Purchasers, in each case in the manner contemplated by the Final Memorandum, the Purchase Agreement, the Indenture and the Notes.  To the knowledge of such counsel, the Notes, when issued, will not be of the same class (within the meaning of Rule 144A under the Act) as securities that are listed on a national securities exchange registered pursuant to Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

22. To the knowledge of such counsel, none of the Issuer, the Company or any of the Subsidiaries (nor any agent thereof acting on their behalf) has taken any action that might cause the Purchase Agreement or the issuance or sale of the Notes to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect on the date hereof.

23. Such counsel has participated in conferences with officers and other representatives of the Issuer and the Company, representatives of the independent public accountants of the Company and representatives of the Initial Purchasers at which the contents of the Preliminary Memorandum and the Final Memorandum were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Memorandum and the Final Memorandum (except as and to the extent stated in subparagraphs 9, 15 and 16 above), on the basis of the foregoing, nothing has come to the attention of such counsel that causes it to believe that (i) the Preliminary Memorandum, as of the Applicable Time (as defined below), when taken together with the Term Sheet attached hereto as Annex A, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Final Memorandum, as of the date of the Final Memorandum, or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no opinion with respect to the financial statements and schedules, other financial information and statistical information derived therefrom, and coal reserve information, included in the Preliminary Memorandum and the Final Memorandum).  As used herein, “Applicable Time” means 3:30 p.m., New York City time, on March 24, 2011.

SCHEDULE A
COMPANY SUBSIDIARIES

BDCC Holding Company, Inc.
Bell County Coal Corporation
Bledsoe Coal Corporation
Bledsoe Coal Leasing Company
Blue Diamond Coal Company
Eolia Resources, Inc.
James River Coal Sales, Inc.
James River Coal Service Company
James River Escrow Inc.
Johns Creek Coal Company
Johns Creek Elkhorn Coal Corporation
Johns Creek Processing Company
Leeco, Inc.
McCoy Elkhorn Coal Corporation
Shamrock Coal Company, Incorporated
Triad Mining Inc.
Triad Underground Mining, LLC

SCHEDULE B
LIST OF CERTIFICATES FOR OPINION

Subsidiary	Certificate Number	Number of Shares / Membership Interest Held by the Company or its Wholly- Owned Subsidiary
BDCC Holding Company, Inc.	1	100
Bell County Coal Corporation	5	1,000
Bledsoe Coal Corporation	9	100
Bledsoe Coal Leasing Company	2	100
Blue Diamond Coal Company	1	100
Eolia Resources, Inc.	1	2,500
James River Coal Sales, Inc.	5	100
James River Coal Service Company	5	200
James River Escrow Inc.	1	100
Johns Creek Coal Company	4	1,000
Johns Creek Elkhorn Coal Corporation	4	600
Johns Creek Processing Company	1	100
Leeco, Inc.	4	300
McCoy Elkhorn Coal Corporation	1	29,609
Shamrock Coal Company, Incorporated	4	1,000
Triad Mining Inc.	24	411.31
Triad Underground Mining, LLC	N/A	100%

B-1

EXHIBIT B

FORM OF OPINION OF JAMES T. KETRON

March       , 2011

Deutsche Bank Securities Inc.
UBS Securities LLC
as Representatives for the initial purchasers
named in Schedule A to the Purchase Agreement.

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
and
UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

I, as General Counsel to James River Coal Company (the “Company”), am rendering this opinion to you as the initial purchasers (the “Initial Purchasers”) named in Schedule A to that certain Purchase Agreement, dated as of March 24, 2011 (the “Purchase Agreement”), by and among you, the Issuer and, solely with respect to certain provisions therein, the Company, pursuant to Section 7(b) of the Purchase Agreement.  Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement.

I am an active member in good standing of the Bar of the Commonwealth of Kentucky.

For purposes of this opinion, I have reviewed the section entitled “Part I—Item 1— Business—Government Regulation” of the Company’s Annual Report on Form 10-K filed on March 9, 2011 (the “Form 10-K”), and incorporated by reference into the Preliminary Memorandum and Final Memorandum.

Based on the foregoing, and subject to the qualification below, I am of the opinion that the statements made in the section entitled “Part I—Item 1—Business—Government Regulation” from the Form 10-K that purport to describe the provisions of the laws referred to therein fairly summarize in all material respects such matters.

The foregoing opinion is limited to the laws of the Commonwealth of Kentucky and the Federal laws of the United States of America, and I express no opinion as to the laws of any other jurisdiction.

This opinion is for the benefit of the Initial Purchasers in connection with the transaction contemplated thereby and may not be relied upon by any other person or in any other context without my prior written consent.  This opinion is delivered as of the date hereof, and I disclaim any undertaking to update this opinion.

B-1

EXHIBIT C

FORM OF OFFICERS’ CERTIFICATE

Each of the undersigned, Peter T. Socha, Chairman, President and Chief Executive Officer of James River Coal Company, a Virginia corporation (the “Company”), and Samuel M. Hopkins, II, Vice President and Chief Accounting Officer of the Company, on behalf of the Issuer and the Company, does hereby certify pursuant to Section 7 (g) of that certain Purchase Agreement dated March 24, 2011 (the “Purchase Agreement”) by and among the Issuer, the Initial Purchasers named therein and, solely with respect to certain provisions therein, the Company, that as of March       , 2011:

1.	He has reviewed the Preliminary Memorandum, the Final Memorandum and the Term Sheet.

2.	The representations and warranties of the Issuer as set forth in the Purchase Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	The Issuer and the Company have performed all of their respective obligations under the Purchase Agreement as are to be performed at or before the date hereof.

4.	The conditions set forth in paragraphs (f) and (p) of Section 7 of the Purchase Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement.

In Witness Whereof, the undersigned have hereunto set their hands on this March      , 2011.

Name:	Peter T. Socha
Title:	Chairman, President and Chief Executive Officer

Name:	Samuel M. Hopkins, II
Title:	Vice President and Chief Accounting Officer

C-1

EXHIBIT D

FORM OF OFFICERS’ CERTIFICATE

I, Samuel M. Hopkins, II, Chief Accounting Officer of James River Coal Company, a Virginia corporation (the “Company”), on behalf of the Issuer and the Company, do hereby certify pursuant to Section 7(h) of that certain Purchase Agreement dated March 24, 2011 (the “Purchase Agreement”) by and among the Issuer, the Initial Purchasers named therein and, solely with respect to certain provisions therein, the Company, that as of March       , 2011:

(i)           I am familiar with the terms of (a) the Indenture dated May 31, 2005 between the Company and U.S. Bank, National Association, as Trustee, relating to the Company’s 9.375% senior notes, (b) the Indenture dated November 20, 2009 between the Company and U.S. Bank National Association, as Trustee, relating to the Company’s 4.50%  convertible senior notes and (c) all other agreements relating to the indebtedness of the Issuer, the Company and its subsidiaries outstanding on the date hereof (each as may be amended as of the date hereof, collectively, and together with the previously mentioned Indentures, the “Debt Agreements”).  For the purpose of this certificate, I have reviewed in particular the covenants contained in the Debt Agreements, including those which require the maintenance of certain financial ratios or similar requirements by the Issuer, the Company and/or which prohibit the incurring of debt by the Issuer or the Company under various circumstances, and the events of default provided for by the Debt Agreements.

(ii)           On the date hereof, there exists no event of default or event which, with notice or lapse of time or both, would constitute an event of default under the Debt Agreements.

(iii)           Neither the issuance by the Issuer of up to $275,000,000 aggregate principal amount of the Notes pursuant to the Purchase Agreement, nor the issuance of the shares of Common Stock and 3.125% Convertible Senior Notes due 2018 being offered concurrently with the Notes will result in an event of default or an event which, with notice or lapse of time or both, would constitute an event of default under the Debt Agreements.

(v)           Without limiting the generality of the foregoing, for the purposes of this certificate, I have made or caused to be made the computations set forth in Schedule A hereto as of December 31, 2010 of certain financial ratios under the Debt Agreements, which were utilized in order to make the statements contained herein.  The terms used in Schedule A hereto are defined in the Debt Agreements.

(v)           I am sufficiently familiar with the financial affairs of the Issuer and the Company by reason of my present position with the Company to make the statements contained in this certificate, which are based upon the audited consolidated financial statements of the Company as of and for the year ended December 31, 2010 and other written statements, summaries, tabulations and computations, which I believe to be accurate, complete and reliable, made and furnished to me by employees of the Company in the regular course of their duty.  I am also sufficiently familiar with the present financial condition and operating results of the Issuer, the Company and its other subsidiaries that any material changes in the facts underlying the data relied upon by me in making this certificate occurring since the respective dates of such data would have come to my attention prior to the date hereof in the regular course of business.

D-1

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement.

In Witness Whereof, I have hereunto set my hand on this March        , 2011.

Name:	Samuel M. Hopkins, II
Title:	Vice President and Chief Accounting Officer

D-2

EXHIBIT E

TERM SHEET

PRICING TERM SHEET
DATED MARCH 24, 2011

JAMES RIVER ESCROW INC.
7.875% SENIOR NOTES DUE 2019

The information in this pricing term sheet supplements James River Coal Company’s preliminary offering memorandum relating to this offering and dated March 21, 2011 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.  In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum.  Terms used herein but not defined herein shall have the respective meanings set forth in the Preliminary Offering Memorandum.

Issuer:	James River Escrow Inc. (subject to contingent assumption by James River Coal Company)
Security:	7.875% Senior Notes due 2019
Distribution:	144A / Regulation S (with registration rights)
Ratings:*	B2 (Moody’s) / B+ (S&P)
Aggregate Principal Amount:	$275,000,000
Maturity Date:	April 1, 2019
Interest Rate:	7.875% per annum, accruing from March 29, 2011
Issue Price:	100% plus accrued interest, if any, from March 29, 2011
Interest Payment Dates:	April 1 and October 1 of each year, beginning October 1, 2011
Interest Payment Record Dates:	March 15 and September 15
Yield to Maturity:	7.875%
Benchmark Treasury:	3.13% UST due May 15, 2019
Spread to Benchmark Treasury:	482 basis points
Benchmark Treasury Yield:	3.06%
Optional Redemption:
On or after April 1, 2015, at the prices set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing on April 1 of any year set forth below:

Period	Redemption Price
2015	103.938%
2016	101.969%
2017 and thereafter	100.000%

Optional Redemption with Equity Proceeds:
In addition, at any time from and after the Senior Notes Assumption Date and prior to April 1, 2014, up to 35% of the principal amount of the Senior Notes at a redemption price (expressed as a percentage of principal amount) of 107.875%, plus accrued and unpaid interest to the redemption date.

Trade Date:	March 24, 2011
Expected Settlement Date:	March 29, 2011
Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
CUSIP/ISIN Numbers:	144A: 470357 AA2 / US470357AA28 Regulation S: U47008 AA2 / USU47008AA20
Joint Book-Running Managers:	Deutsche Bank Securities Inc. UBS Securities LLC
Senior Co-Manager:	Raymond James & Associates, Inc.
Co-Managers:	Brean Murray, Carret & Co., LLC Dahlman Rose & Company, LLC Johnson Rice & Company L.L.C. Macquarie Capital (USA) Inc.
Use of Proceeds:
Upon the Senior Notes Assumption, we expect to use the net proceeds of this offering, together with the net proceeds of the Common Stock Offering and the net proceeds of the first $143,750,000 of Convertible Senior Notes sold in the Convertible Senior Notes Offering (representing the aggregate principal amount and overallotment option of Convertible Senior Notes contemplated by the preliminary offering memorandum relating to the Convertible Senior Notes Offering), to pay the purchase price and other costs and expenses related to the IRP Acquisition and to repurchase the existing senior notes that are validly tendered and not validly withdrawn pursuant to the tender offer described under “Other Recent Developments” below, and any remaining net proceeds for general corporate purposes, which may include acquiring or investing in businesses or other assets or repayment of outstanding debt (including the redemption or repurchase of existing senior notes).  In the event that the tender offer is not consummated, the remaining net proceeds of this offering will be used for general corporate purposes.

*Note:  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Common Stock Offering:

On March 23, 2011, JRCC and the underwriters for the Common Stock Offering agreed upon the following definitive terms for the Common Stock Offering:

Offering Size:	6,650,000 shares
Overallotment Option:	997,500 shares
Price to Public:	$23.50 per share

Convertible Senior Notes Offering:

On March 23, 2011, JRCC and the initial purchasers for the Convertible Senior Notes Offering agreed upon the following definitive terms for the Convertible Senior Notes Offering:

Aggregate Principal Amount:	$200,000,000
Overallotment Option:	$30,000,000
Interest Rate:	3.125% per annum
Initial Conversion Rate:	32.7332 shares of JRCC’s common stock per $1,000 principal amount of Convertible Senior Notes

On March 24, 2011, the initial purchasers for the Convertible Senior Notes Offering exercised in full the overallotment option described above.

Other Recent Developments:

On March 22, 2011, JRCC announced that it is conducting a cash tender offer for any and all of the entire $150.0 million outstanding principal amount of its 9.375% existing senior notes due 2012.  In connection with the tender offer, JRCC is also seeking consents to eliminate substantially all the covenants in the indenture governing the existing senior notes.  The tender offer is scheduled to expire on April 18, 2011, subject to JRCC’s right to extend the tender offer.  We expect that the aggregate consideration payable if JRCC acquires all of the existing senior notes in the tender offer would be approximately $152.3 million (which assumes all existing senior notes are tendered with consents on or prior to the consent deadline of April 4, 2011).

The tender offer is being made pursuant to a separate Offer to Purchase and Consent Solicitation Statement, and neither this pricing term sheet nor the Preliminary Offering Memorandum is an offer to purchase or a solicitation of any consent with respect to the existing senior notes.  The closing of the tender offer is conditioned on, among other things, (a) the closing of the IRP Acquisition and (b) our having obtained, from this offering, the Concurrent Offerings and/or other financing transactions, net proceeds sufficient to repurchase the existing senior notes and effect the closing of the IRP Acquisition (the condition described in this clause (b), the “financing condition”).  We expect that the consummation of this offering and the Concurrent Offerings will satisfy the financing condition.  The tender offer is also conditioned on JRCC having received, at or prior to the early consent deadline, consents that have been validly delivered and not validly revoked in respect of a majority in aggregate principal amount of the existing senior notes not owned by JRCC or its affiliates, as well as other customary closing conditions.

This communication is intended for the sole use of the person to whom it is provided by the sender.  This material is confidential and is for your information only and is not intended to be used by anyone other than you.  This information does not purport to be a complete description of the Senior Notes or the offering thereof and should be read in conjunction with the Preliminary Offering Memorandum.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any Senior Notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Senior Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.  Accordingly, the Senior Notes are being offered and sold only (a) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (b) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.  For details about eligible offers, deemed representations and agreements by investors and transfer restrictions, see “Notice to Investors.” in the Preliminary Offering Memorandum.

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.  SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

EXHIBIT F

JOINDER OF JAMES RIVER COAL COMPANY AND THE GUARANTORS

With respect to the Purchase Agreement, dated as of March 24, 2011, between James River Escrow Inc., a Delaware corporation (the “Issuer”), James River Coal Company, a Virginia corporation (the “Company”), solely with respect to certain provisions therein, and Deutsche Bank Securities Inc. and UBS Securities LLC, as representatives of the several Initial Purchasers named therein (the “Purchase Agreement”), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, (i) James River Coal Company assumes all of the rights and obligations of the Issuer thereunder and all the rights and obligations of the Company thereunder and (ii) each of the other signatories hereto assumes all of the rights and obligations of the Guarantors thereunder, in each case, as of the effective time of the Escrow Closing, on          , 2011, as though it had entered into the Purchase Agreement on March 24, 2011 with respect to all provisions thereof.  The obligations assumed by James River Coal Company and the Guarantors under this Joinder shall be joint and several obligations.  Capitalized terms used but not defined in this Joinder shall have the meanings given to such terms in the Purchase Agreement.

Very truly yours,

JAMES RIVER COAL COMPANY

By:      ______________________________
Name:
Title:

F-1

The Guarantors:

BDCC HOLDING COMPANY, INC.
BELL COUNTY COAL CORPORATION
BLEDSOE COAL CORPORATION
BLEDSOE COAL LEASING COMPANY
BLUE DIAMOND COAL COMPANY
EOLIA RESOURCES, INC.
JAMES RIVER COAL SALES, INC.
JAMES RIVER COAL SERVICE COMPANY
JOHNS CREEK ELKHORN COAL CORPORATION
JOHNS CREEK PROCESSING COMPANY
LEECO, INC.
MCCOY ELKHORN COAL CORPORATION
SHAMROCK COAL COMPANY, INCORPORATED
TRIAD MINING, INC.
TRIAD UNDERGROUND MINING, LLC

On behalf of each of the above named entities,

By:      ______________________________
Name:
Title:

INTERNATIONAL RESOURCE PARTNERS LP
INTERNATIONAL RESOURCES HOLDINGS I LLC
IRP WV CORP.
INTERNATIONAL RESOURCES HOLDINGS II LLC
INTERNATIONAL RESOURCES, LLC
HAMPDEN COAL COMPANY, LLC
ROCKHOUSE CREEK DEVELOPMENT, LLC
CHAFIN BRANCH COAL COMPANY, LLC
SNAP CREEK MINING, LLC
LOGAN & KANAWHA COAL CO., LLC
IRP KENTUCKY LLC
LAUREL MOUNTAIN RESOURCES LLC
BUCK BRANCH RESOURCES LLC

On behalf of each of the above named entities,

By:      ______________________________
Name:
Title:

F-2

EXHIBIT G

FORM OF OPINION OF KILPATRICK TOWNSEND & STOCKTON LLP

1. The Issuer is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Preliminary Memorandum and the Final Memorandum, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company

2. The Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, has the corporate power and authority to own its property and to conduct its business as described in the Preliminary Memorandum and the Final Memorandum, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries set forth on Schedule A hereto (collectively, the “Subsidiaries”), taken as a whole.

3. Each Subsidiary of the Company is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Preliminary Memorandum and the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

4. The Joinder has been duly authorized, executed and delivered by the Company and each Guarantor.

5. The Supplemental Indenture has been duly authorized, executed and delivered by the Company and each Guarantor, and, assuming due authorization, execution and delivery thereof by the Trustee, the Supplemental Indenture and the Indenture will constitute valid and legally binding agreements of the Company and each Guarantor, enforceable against such parties in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

6. The RRA Joinder has been duly authorized, executed and delivered by the Company and each Guarantor, and the RRA Joinder and the Registration Rights Agreement are legal, valid and binding agreements of the Company and each Guarantor, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

7. The Notes have been duly authorized by the Company and, when (i) the Notes are duly executed, issued and authenticated in accordance with terms of the Indenture, (ii) the Notes are delivered to and paid for by the Initial Purchasers as contemplated by the Purchase Agreement, (iii) the Escrow Funds are released to the Company pursuant to the Escrow Agreement and (iv) the Supplemental Indenture is duly executed by the Company and each Guarantor, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture, except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

8. The Exchange Notes and the Private Exchange Notes have been duly authorized by the Company and, when executed and delivered by the Company and duly authenticated in accordance with the terms of the Exchange Offer, the Indenture and the RRA Joinder, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.

9. Except as set forth in the Preliminary Memorandum or the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of the Purchase Agreement) and based solely on review by such counsel of the stock certificates set forth in Schedule B hereto and an officers’ certificate from the Company, the Company (or a wholly-owned Subsidiary of the Company) owns the number of shares of stock and membership interest of each Subsidiary, as applicable, as set forth on Schedule B hereto, free and clear of all liens, encumbrances, equities or claims.

10. The terms of the Notes, the Indenture (including the Guarantees contained therein), the Joinder, the Escrow Agreement, the Registration Rights Agreement, the RRA Joinder and the Account Control Agreement conform in all material respects to each description thereof contained in the Preliminary Memorandum, the Final Memorandum and the Term Sheet.

11. Each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, appear on their face to have complied as to form in all material respects with the requirements of the Exchange Act (except as to the financial statements and schedules, other financial information and statistical information derived therefrom, and coal reserve information included or incorporated by reference therein, as to which we express no opinion).

12. No consent, approval, authorization or order of, or qualification with, any governmental authority of the United States or the Commonwealth of Virginia is required for the performance by the Company and the Guarantors of their obligations under this Agreement, the Indenture (including the Guarantees contained therein), the Joinder, the Notes, the Registration Rights Agreement, the RRA Joinder, the Escrow Agreement or the performance by the Company of its obligations under the Purchase Agreement dated March 6, 2011 by and among International Resource Partners GP LLC, Lightfoot Capital Partners, LP, Kayne Energy Development Company, Tortoise Capital Resources Corp., International Industries, Inc. (collectively, the “Sellers”), the Company and International Resource Partners GP LLC as Agent (“Agent”) (the “IRP Agreement”), except (i) such consents, approvals, authorizations, orders or qualifications which have been obtained already, (ii) such as may be required by the securities or Blue Sky laws of the various states in connection with the issuance and sale of the Notes, (iii) the filing with the Commission of, and the order of the Commission declaring effective, the Exchange Offer Registration Statement, or, if required, the Shelf Registration Statement and (iv) the qualification of the Indenture under the Trust Indenture Act in connection with the transactions contemplated by the Registration Rights Agreement.

13. The execution and delivery by the Company and each Guarantor of the Joinder, the Supplemental Indenture (including the Guarantees contained therein), the Notes and the RRA Joinder and the execution and delivery by the Company of the IRP Agreement did not, and the performance by the Company and each Guarantor of their respective obligations under the Purchase Agreement, the Joinder, the Indenture, the Supplemental Indenture, the Notes, the Registration Rights Agreement and the RRA Joinder and the performance by the Company of its obligations under the IRP Agreement will not result in any (a) violation of the articles of incorporation or by-laws of the Issuer, the Company or any Guarantor; (b) violation of any existing federal or state constitution, statute, regulation, rule, law or, to such counsel’s knowledge, order to which the Issuer, the Company or any Guarantor is subject; (c) breach of or default under any agreement filed as an exhibit to an Incorporated Document; or (d) violation of any judicial or administrative decree, writ, judgment or order to which, to the knowledge of such counsel the Company or any Subsidiary of the Company is subject.

14. To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries is a party or to which any of their respective properties is subject which are required to be described in the Preliminary Memorandum or the Final Memorandum (assuming the Preliminary Memorandum and the Final Memorandum were a prospectus included in a registration statement under the Act) or in any Incorporated Document but are not so described as required.

15. The Company and each Guarantor party to the Indenture is not, and after giving effect to the offering and sale of the Notes, the shares of Common Stock and the 3.125% Convertible Senior Notes due 2018 being offered concurrently with the Notes, the assumption of the Issuer’s obligations under the Indenture, the Notes and the Registration Rights Agreement and the application of the proceeds thereof as described in the Preliminary Memorandum, the Final Memorandum and the Term Sheet, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act.

16. The statements relating to legal matters, documents or proceedings included or incorporated by reference in the Preliminary Memorandum and Final Memorandum under the captions “Part I— Item 1— Business— Customers and Coal Contracts,” “Part I—Item 2— Properties,” “Part I—Item 3—Legal Proceedings” incorporated by reference from the Company’s Annual Report on Form 10-K filed on March 9, 2011 and “Description of Notes” included in the Preliminary Memorandum and Final Memorandum, in each case fairly summarize in all material respects such matters, documents or proceedings.

17. The statements in the Preliminary Memorandum and the Final Memorandum under the caption “U.S. Federal Income Tax Considerations” insofar as such statements constitute statements or summaries of matters of law, regulation or U.S. Federal income tax consequences to certain holders of the Notes, fairly summarize in all material respects the matters described therein.

18. To the knowledge of such counsel, no person has the right, contractual or otherwise, to cause the Issuer, the Company or any Guarantor to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Issuer, the Company or any Guarantor, except as described in the Preliminary Memorandum, the Final Memorandum and the Registration Rights Agreement.

19. Assuming the accuracy of the representations and warranties and compliance with the agreements of the Issuer, the Company, the Guarantors and the Initial Purchasers contained in the Purchase Agreement, no registration of the Notes under the Act, and no qualification of the Indenture under the Trust Indenture Act, is required in connection with (a) the offer, sale and delivery of the Notes to the Initial Purchasers or (b) the initial resale of the Notes by the Initial Purchasers, in each case in the manner contemplated by the Final Memorandum, the Purchase Agreement, the Indenture and the Notes.  To the knowledge of such counsel, the Notes, when issued, will not be of the same class (within the meaning of Rule 144A under the Act) as securities that are listed on a national securities exchange registered pursuant to Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

20. To the knowledge of such counsel, neither the Company nor any of the Subsidiaries (nor any agent thereof acting on their behalf) has taken any action that might cause the Purchase Agreement or the issuance or sale of the Notes to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect on the date hereof.

21. Such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Initial Purchasers at which the contents of the Preliminary Memorandum and the Final Memorandum were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Memorandum and the Final Memorandum (except as and to the extent stated in subparagraphs 10, 16 and 17 above), on the basis of the foregoing, nothing has come to the attention of such counsel that causes it to believe that (i) the Preliminary Memorandum, as of the Applicable Time (as defined below), when taken together with the Term Sheet attached hereto as Annex A, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Final Memorandum, as of the date of the Final Memorandum, or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no opinion with respect to the financial statements and schedules, other financial information and statistical information derived therefrom, and coal reserve information, included in the Preliminary Memorandum and the Final Memorandum).  As used herein, “Applicable Time” means 3:30 p.m., New York City time, on March 24, 2011.

In rendering such opinion, such counsel may rely upon or separately provide, as to matters involving the application of laws of any jurisdiction other than the State of Delaware, the State of Georgia, the corporate laws of the Commonwealth of Virginia or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers.

SCHEDULE A

COMPANY SUBSIDIARIES

BDCC Holding Company, Inc.
Bell County Coal Corporation
Bledsoe Coal Corporation
Bledsoe Coal Leasing Company
Blue Diamond Coal Company
Eolia Resources, Inc.
James River Coal Sales, Inc.
James River Coal Service Company
James River Escrow Inc.
Johns Creek Coal Company
Johns Creek Elkhorn Coal Corporation
Johns Creek Processing Company
Leeco, Inc.
McCoy Elkhorn Coal Corporation
Shamrock Coal Company, Incorporated
Triad Mining Inc.
Triad Underground Mining, LLC

SCHEDULE B

LIST OF CERTIFICATES FOR OPINION

Subsidiary	Certificate Number	Number of Shares / Membership Interest Held by the Company or its Wholly- Owned Subsidiary
BDCC Holding Company, Inc.	1	100
Bell County Coal Corporation	5	1,000
Bledsoe Coal Corporation	9	100
Bledsoe Coal Leasing Company	2	100
Blue Diamond Coal Company	1	100
Eolia Resources, Inc.	1	2,500
James River Coal Sales, Inc.	5	100
James River Coal Service Company	5	200
James River Escrow Inc.	1	100
Johns Creek Coal Company	4	1,000
Johns Creek Elkhorn Coal Corporation	4	600
Johns Creek Processing Company	1	100
Leeco, Inc.	4	300
McCoy Elkhorn Coal Corporation	1	29,609
Shamrock Coal Company, Incorporated	4	1,000
Triad Mining Inc.	24	411.31
Triad Underground Mining, LLC	N/A	100%

EXHIBIT H

FORM OF OFFICERS’ CERTIFICATE

Each of the undersigned, Peter T. Socha, Chairman, President and Chief Executive Officer of James River Coal Company, a Virginia corporation (the “Company”), and Samuel M. Hopkins, II, Vice President and Chief Accounting Officer of the Company, on behalf of the Company and the Guarantors, does hereby certify pursuant to Section 5(k) of that certain Purchase Agreement dated March 24, 2011 (the “Purchase Agreement”) by and among the Issuer, the Initial Purchasers named therein and, solely with respect to certain provisions therein, the Company, that as of March       , 2011:

1.	He has reviewed the Preliminary Memorandum, the Final Memorandum and the Term Sheet.

2.	The representations and warranties of the Company and the Guarantors as set forth in the Purchase Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	The Company and the Guarantors have performed all of their respective obligations under the Purchase Agreement as are to be performed at or before the date hereof.

4.	The conditions set forth in paragraphs (f) and (p) of Section 7 of the Purchase Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement.

In Witness Whereof, the undersigned have hereunto set their hands on this March        , 2011.

Name:	Peter T. Socha
Title:	Chairman, President and Chief Executive Officer

Name:	Samuel M. Hopkins, II
Title:	Vice President and Chief Accounting Officer

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EXHIBIT I

FORM OF OFFICERS’ CERTIFICATE

I, Samuel M. Hopkins, II, Chief Accounting Officer of James River Coal Company, a Virginia corporation (the “Company”), on behalf of the Company and the Guarantors, do hereby certify pursuant to Section 5(l) of that certain Purchase Agreement dated March 24, 2011 (the “Purchase Agreement”) by and among the Issuer, the Initial Purchasers named therein and, solely with respect to certain provisions therein, the Company, that as of March       , 2011:

(i)           I am familiar with the terms of (a) the Indenture dated May 31, 2005 between the Company and U.S. Bank, National Association, as Trustee, relating to the Company’s 9.375% senior notes, (b) the Indenture dated November 20, 2009 between the Company and U.S. Bank National Association, as Trustee, relating to the Company’s 4.50%  convertible senior notes and (c) all other agreements relating to the indebtedness of the Company and its subsidiaries outstanding on the date hereof (each as may be amended as of the date hereof, collectively, and together with the previously mentioned Indentures, the “Debt Agreements”).  For the purpose of this certificate, I have reviewed in particular the covenants contained in the Debt Agreements, including those which require the maintenance of certain financial ratios or similar requirements by the Company and/or which prohibit the incurring of debt by the Company under various circumstances, and the events of default provided for by the Debt Agreements.

(ii)           On the date hereof, there exists no event of default or event which, with notice or lapse of time or both, would constitute an event of default under the Debt Agreements.

(iii)           Neither the assumption by the Company of up to $275,000,000 aggregate principal amount of the Notes pursuant to the Purchase Agreement and the Joinder, nor the issuance of the shares of Common Stock and 3.125% Convertible Senior Notes due 2018 being offered concurrently with the initial offering of the Notes will result in an event of default or an event which, with notice or lapse of time or both, would constitute an event of default under the Debt Agreements.

(v)           Without limiting the generality of the foregoing, for the purposes of this certificate, I have made or caused to be made the computations set forth in Schedule A hereto as of December 31, 2010 of certain financial ratios under the Debt Agreements, which were utilized in order to make the statements contained herein.  The terms used in Schedule A hereto are defined in the Debt Agreements.

(v)           I am sufficiently familiar with the financial affairs of the Company by reason of my present position with the Company to make the statements contained in this certificate, which are based upon the audited consolidated financial statements of the Company as of and for the year ended December 31, 2010 and other written statements, summaries, tabulations and computations, which I believe to be accurate, complete and reliable, made and furnished to me by employees of the Company in the regular course of their duty.  I am also sufficiently familiar with the present financial condition and operating results of the Company and its subsidiaries that any material changes in the facts underlying the data relied upon by me in making this certificate occurring since the respective dates of such data would have come to my attention prior to the date hereof in the regular course of business.

I-1

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement.

In Witness Whereof, I have hereunto set my hand on this March       , 2011.

Name:	Samuel M. Hopkins, II
Title:	Vice President and Chief Accounting Officer

I-2